Exhibit 1.01

CONFLICT MINERALS REPORT OF STRYKER CORPORATION
For the year ended December 31, 2019

We have made statements in this conflict minerals report that may constitute forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of so-called conflict minerals included in our products. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. In addition, there are factors that could affect the accuracy of statements made in this report, including, without limitation: incomplete or unavailable supplier or smelter data; errors, omissions, or fraud by suppliers or smelters; changing definitions or methodologies for confirming smelters; incomplete, unclear, or modified guidance from third party industry and other sources; continuing guidance regarding the conflict minerals rules and other issues.

This is the Conflict Minerals Report of Stryker Corporation for 2019 in accordance with Rule 13p-1 of the Securities Exchange Act of 1934 (“Rule 13p-1”). The term “3TG” as used in this report includes cassiterite, columbite-tantalite, wolframite, gold, and their derivatives tin, tantalum, and tungsten.

1.	Introduction.

1.1
Stryker Overview. Stryker Corporation is a global leader in the medical technology industry whose success is based on a diverse array of high-quality, innovative products that create cost-effective solutions and improve people’s lives. As used herein, and except where the context otherwise requires, “Stryker,” “we,” “us,” and “our” refer to Stryker Corporation and its consolidated subsidiaries that are subject to the reporting requirements of Rule 13p-1.

1.2
Product Overview. Stryker’s products include implants used in joint replacement and trauma surgeries; surgical, endoscopic, patient handling, and emergency medical equipment; communications systems; neurosurgical, neurovascular and spinal devices; as well as other medical device products used in a variety of medical specialties. 3TG is necessary for the functionality of many of these products.

1.3
Conflict Minerals Rule. Effective November 2012, the United States Securities and Exchange Commission adopted Rule 13p-1 pursuant to Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) relating to the use of conflict minerals. Section 1502 added Section 13(p) of the Act, which obligated the Commission to promulgate rules requiring public companies with 3TG that are necessary to the functionality or production of products that they manufacture to disclose annually whether those minerals originated in the Democratic Republic of the Congo or an adjoining country (“Covered Countries”). If an issuer’s 3TG originated in a Covered Country, Rule 13p-1 requires the issuer to file a report with the Commission that describes the measures it has taken to exercise due diligence to determine the source and chain of custody of 3TG in its products.

1.4	Conflict Minerals Policy.

Stryker has issued the following Conflict Minerals Policy which is also available at Stryker’s website, www.stryker.com:

Purpose: Stryker Corporation and its affiliated companies ("Stryker") support of responsible sourcing.

Scope: Stryker’s ongoing effort to eliminate the use of Tin, Tantalum, Tungsten and Gold (“3TG”) from sources that may finance armed conflict and promote human rights abuses in The Democratic Republic of the Congo and adjoining countries including: Angola; Burundi; Central African Republic; The Republic of the Congo; Rwanda; South Sudan; Tanzania; Uganda; and Zambia (“Conflict Region”).

Details: Stryker supports responsible sourcing from the Conflict Region and expects its suppliers to procure material containing 3TG from socially responsible sources. The goal is to eliminate funding to human rights abusers while continuing to support socially responsible commerce in the Conflict Region.

In support of this Policy, Stryker will among other things:

•
Conduct reasonable country of origin inquiries and exercise ongoing due diligence of its suppliers consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas to determine whether 3TG from the Conflict Region exist in its raw materials, components and/or finished devices, and if so, whether the 3TG was responsibly sourced;

•	Require suppliers to conduct due diligence and to provide appropriate information to support the determination of the origin of the 3TG used in the products that they supply to Stryker;

•	Engage and collaborate with its suppliers to work towards sustainably responsible 3TG sourcing; and

•	File an annual Form SD and Conflict Minerals Disclosure and Report with the U.S. Securities and Exchange Commission and post these on its website.

Questions or comments about this procedure should be directed to: conflictminerals@stryker.com

2.	Project Team and Scope.

2.1
Project Team. Stryker has created a team (“Project Team”) consisting of a program manager and experts in various functions and subject matters such as legal, supplier controls, and sourcing. The Project Team is responsible for determining and implementing Stryker’s conflict minerals strategy. An executive committee consisting of senior leaders monitors progress and actively engages with the Project Team to ensure compliance with Stryker policies and the Act.

2.1.1
For 2019, Stryker contracted with a third party, Source Intelligence, to directly support the Project Team’s efforts to comply with the requirements of the Act. Source Intelligence is a global leader for supply chain compliance solutions and assists the Project Team by providing supplier data collection and analysis services.

2.2
Scope. Based on the nature of Stryker’s products, it was determined that during the 2019 reporting year Stryker manufactured and/or contracted to manufacture products containing 3TG that were necessary for the functionality or production of its products. Because Stryker offers a diverse array of products, the Project Team determined that the best method for isolating 3TG in the supply chain was to review materials incorporated into Stryker’s products on a supplier-by-supplier basis. The Project Team analyzed Stryker’s supply chain and determined that 696 suppliers provided Stryker with materials or products that potentially contained 3TG (“In-Scope Suppliers”) during the 2019 reporting year.

3.	Reasonable Country of Origin Inquiry.

3.1
RCOI Scope. With the assistance of Source Intelligence, Stryker conducted a reasonable country of origin inquiry (“RCOI”) of the 696 In-Scope Suppliers to determine whether 3TG contained in Stryker’s products originated from the Covered Countries. This was achieved by requiring that In-Scope Suppliers complete the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (CMRT). CMRT version 5.12 was preferred, however version 4.0 or higher was accepted.

As part of the response, In-Scope Suppliers were asked to identify whether 3TG was contained within the products provided to Stryker and, if so, to identify the smelters and refiners that contributed the refined minerals. Responses were reviewed and follow-up was performed where appropriate.

3.2
Response Rate. Stryker received responses from 583 of the 696 In-Scope Suppliers, representing a response rate of 84%. The majority of the non-responsive suppliers were lower volume suppliers over whom Stryker holds little influence.

3.3
Determination. Based on the RCOI, we have reason to believe that some 3TG in Stryker’s products may have originated in Covered Countries and may not have come from recycled or scrap sources. Therefore, in accordance with Rule 13p-1, Stryker conducted due diligence to determine the Country of Origin of the 3TG in Stryker’s products and whether it directly or indirectly financed or benefited armed groups in the Covered Countries.

4.	Due Diligence.

4.1
Due Diligence Framework. Stryker has designed its due diligence process to comply with the internationally recognized due diligence framework set forth in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”) and related supplements.

4.2	Data Collection and Assessment. Due diligence activities included:

4.2.1
Review of identified smelter or refiners (“SORs”) against the Commerce Department known processing facilities list, the RMI Smelter and Refiner lists, Source Intelligence databases, and other lists such as the London Bullion Market Association Good Delivery Program, and the Responsible Jewellery Council Chain of Custody Certification;

4.2.2	Determination of the physical location of SORs that are known and/or certified conflict free; and

4.2.3	For SORs that are believed to source 3TG from the Covered Countries, a determination of the source of the 3TG.

4.3
Data Summary. 43% of the 583 responding In-Scope Suppliers (249) identified the presence of 3TG in the materials or products supplied to Stryker. Those 249 suppliers identified 412 SORs. A total of 307 of the 412 SORs were identified by use of the indexes set forth in Section 4.2.1. Of these 307 “known” SORs, 46 were determined to source from, or be located in, the Covered Countries. The remaining 105 SORs were “unknown”.

4.3.1	“Known” SORs determined to source 3TG from, or located in, the Covered Countries[1]:

Mineral	Number of SORs	Number of SORs Certified under RMAP Program	Identified SOR Locations	Identified Material Origin
Tin (Cassiterite)	7	7	Belgium, Bolivia, Brazil, Malaysia, Rwanda, Thailand	Angola, Burundi, Central African Republic, Congo (Brazzaville), DRC- Congo (Kinshasa), Rwanda, South Sudan, Tanzania, Uganda, Zambia
Tungsten (Wolframite)	10	10	China, Germany, Japan, Russian Federation, Vietnam	Angola, Burundi, Central African Republic, Congo (Brazzaville), DRC- Congo (Kinshasa), Rwanda, South Sudan, Tanzania, Uganda, Zambia
Tantalum (Columbite-Tantaline or Coltan)	19	19	Brazil, China, Germany, Japan, Kazakhstan, Mexico, Thailand, United States	Angola, Burundi, Central African Republic, Congo (Brazzaville), DRC- Congo (Kinshasa), Rwanda, South Sudan, Tanzania, Uganda, Zambia
Gold	10	9	Canada, China, Japan, Republic of Korea, Russian Federation, South Africa, Uganda, Uzbekistan	Burundi, Congo (Brazzaville), DRC- Congo (Kinshasa), Rwanda, Tanzania, Zambia
	46	45

[1]
Not all the facilities in the tables below processed materials that were used in Stryker’s products. Many suppliers reported information at the “company” level, meaning that they reported all of the smelters and refiners that processed Conflict Minerals in all of their products, not just those pertaining to the products sold to Stryker.

4.3.2
“Unknown” SORs. In addition, a total of 105 “unknown” SORs were identified. SORs are listed as unknown if they are not currently identified on the Department of Commerce, RMI and/or other lists available to Stryker as of April 1, 2020.

Tin SORs	Tungsten SORs	Tantalum SORs	Gold SORs	Total “Unknown” SORs
62	8	5	30	105

4.4	Strong Company Management Systems.

4.4.1
Conflict Minerals Policy. Stryker has instituted the Conflict Minerals Policy set forth in Section 1.4, above. The policy reinforces Stryker’s commitment to responsible sourcing in the Covered Countries and sets the expectation that its suppliers will procure 3TG from socially responsible sources.

Questions about Stryker’s Conflict Minerals Policy can be directed to: conflictminerals@stryker.com.

4.4.2
Management Structure. As set forth in Section 2.1, Stryker has established a Project Team with oversight by senior leadership. The Project Team directs Stryker’s RCOI and due diligence process and takes steps to ensure that important information, including the Conflict Minerals Policy, is communicated to relevant employees and suppliers.

4.5	Identification and Assessment of Risks in Supply Chain.

4.5.1
Downstream Company. As a finished medical device manufacturer, Stryker is far removed from the mining of 3TG and does not directly purchase raw ore or unrefined minerals from mines or SORs in the Covered Countries. Additionally, many of the In-Scope Suppliers as well as those upstream in the supply chain are not subject to the Act. As a result, Stryker relies on In-Scope Suppliers for accurate information to determine the origin of 3TG contained in its products.

4.5.2
Identification of High-Risk Suppliers. During the RCOI, Stryker sent surveys to all 696 In-Scope Suppliers utilizing the CMRT. The information provided by In-Scope Suppliers in response to those surveys as well as during due diligence activities, was used to assess the risk that 3TG contained in materials supplied to Stryker was sourced from Covered Countries.

4.6	Strategy to Respond to Risks.

4.6.1	Internal Communication. Potential red flags are identified during the RCOI response evaluation phase-including follow up on incomplete and/or inconsistent responses.

A dashboard that enables the continual monitoring and tracking of the supply chain assessment process is shared with interested parties within Stryker. The Project Team also regularly communicates progress to the broader global sourcing team. These regular communications identify the overall performance, responsiveness and non-compliances identified during the RCOI and Due Diligence processes.

4.6.2
Supplier Communication. As a manufacturer and seller of medical devices, Stryker is subject to strict regulatory requirements throughout the world. Due to these regulatory requirements and the nature of Stryker’s products, Stryker is unable to change suppliers without significant quality and safety related due diligence and, in some instances, a lengthy regulatory approval process. Accordingly, Stryker emphasizes supplier education and cooperative efforts to bring existing suppliers into conformance with its Conflict Minerals Policy. Additionally, Stryker’s expectations of its suppliers, in relation to the sourcing of 3TG, is communicated through its Supplier Code of Conduct.

4.6.3
Supply Contracts. Stryker has added provisions to its supply agreements that obligate suppliers to comply with the Conflict Minerals Policy and to facilitate Stryker’s efforts to comply with the Act. Because many of Stryker’s current supply agreements have multi-year terms, and because the requirements of the Act are relatively new, it will take several years before the new language is applied to all of Stryker’s supply agreements.

4.6.4
Corrective Actions. In light of the regulatory and quality considerations set forth in Section 4.6.2, Stryker determines on a case by case basis the appropriate mitigation Strategy for an identified non-compliance with the Conflict Minerals Policy.

4.6.5
Grievance Mechanism. Suppliers are provided a dedicated outlet for questions regarding Stryker’s Conflict Minerals Policy, conflictminerals@stryker.com. Stryker also maintains an ethics hotline as a mechanism for interested parties to voice concerns regarding compliance.

4.7    Carrying out Independent Third-Party Audits.

4.7.1	Independent Third-Party Audits. As a downstream company, Stryker is far removed from the SORs providing 3TG and relies on the RMAP and its partners to conduct SOR due diligence activities.

4.8	Public Report.

4.8.1	Annual SEC Reporting. Stryker complies with its annual reporting requirements as set forth in Rule 13p-1 by filing with the SEC a Form SD and including this report.

4.8.2	Public Availability. This Conflict Minerals Report is also publicly available on Stryker’s website at www.stryker.com.

5.	Overall Conclusion.

5.1
In 2019, Stryker’s due diligence efforts have yielded sourcing information on smelters or refiners that contribute to the processing of 3TG through In-Scope Suppliers. However, the information obtained to date has been inconclusive. After performing the RCOI and due diligence measures set forth in this report, Stryker was unable to determine whether the 3TG in all of its products directly or indirectly financed or benefited armed groups in the Covered Countries for the year ended December 31, 2019.

The list of known smelters identified by Stryker's suppliers referred to in Section 4.3 above, follow:

LBMA -	London Bullion Market Association
RJC -	Responsible Jewellery Council
RMI -	Responsible Minerals Initiative
RMAP -	Responsible Minerals Assurance Process

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Material Country of Origin from, or SOR located in, Covered Countries	Verification Status	Conflict-Free Certifications	Certified Smelter
Gold	8853 S.p.A.	CID002763	Italy	No	RMI	RMAP	Yes
Gold	Abington Reldan Metals, LLC	CID002708	United States	No	RMI		No
Gold	Advanced Chemical Company	CID000015	United States	No	RMI	RMAP	Yes
Gold	African Gold Refinery	CID003185	Uganda	Yes	Source Intelligence		No
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	No	RMI	RMAP	Yes
Gold	Al Etihad Gold Refinery DMCC	CID002560	United Arab Emirates	No	RMI	RMAP	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	No	RMI	LBMA, RJC, RMAP	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	Yes	RMI	LBMA, RMAP	Yes
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Brazil	No	RMI	LBMA, RMAP	Yes
Gold	Argor-Heraeus S.A.	CID000077	Switzerland	No	RMI	LBMA, RMAP	Yes
Gold	Asahi Pretec Corp.	CID000082	Japan	No	RMI	LBMA, RMAP	Yes
Gold	Asahi Refining Canada Ltd.	CID000924	Canada	No	RMI	LBMA, RMAP	Yes
Gold	Asahi Refining USA Inc.	CID000920	United States	No	RMI	LBMA, RMAP	Yes
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	Yes	RMI	RMAP	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey	No	RMI		No
Gold	AU Traders and Refiners	CID002850	South Africa	No	RMI	RJC, RMAP	Yes
Gold	Aurubis AG	CID000113	Germany	No	RMI	LBMA, RMAP	Yes
Gold	Bangalore Refinery	CID002863	India	No	RMI	RMAP	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	No	RMI	LBMA, RMAP	Yes
Gold	Boliden AB	CID000157	Sweden	No	RMI	LBMA, RMAP	Yes
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	No	RMI	LBMA, RJC, RMAP	Yes
Gold	C.I Metales Procesados Industriales SAS	CID003421	Colombia	No	RMI		No
Gold	Caridad	CID000180	Mexico	No	RMI		No
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	Yes	RMI	LBMA, RMAP	Yes
Gold	Cendres + Metaux S.A.	CID000189	Switzerland	No	RMI	RMAP	Yes
Gold	CGR Metalloys Pvt Ltd.	CID003382	India	No	RMI		No
Gold	Chimet S.p.A.	CID000233	Italy	No	RMI	LBMA, RMAP	Yes
Gold	Chugai Mining	CID000264	Japan	No	RMI	RMAP	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China	No	RMI		No
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Germany	No	RMI		No
Gold	Dijllah Gold Refinery FZC	CID003348	United Arab Emirates	No	RMI		No
Gold	DODUCO Contacts and Refining GmbH	CID000362	Germany	No	RMI	RMAP	Yes
Gold	Dowa	CID000401	Japan	No	RMI	RMAP	Yes
Gold	DS PRETECH Co., Ltd.	CID003195	Korea, Republic of	No	RMI	RMAP	Yes
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	No	RMI	RMAP	Yes
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Japan	No	RMI	RMAP	Yes
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Japan	No	RMI	RMAP	Yes
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Japan	No	RMI	RMAP	Yes
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	No	RMI	RMAP	Yes
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Zimbabwe	No	RMI		No
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates	No	RMI		No
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	India	No	RMI		No
Gold	Geib Refining Corporation	CID002459	United States	No	RMI	RMAP	Yes
Gold	Gold Coast Refinery	CID003186	Ghana	No	RMI		No

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Material Country of Origin from, or SOR located in, Covered Countries	Verification Status	Conflict-Free Certifications	Certified Smelter
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	China	No	RMI	LBMA, RMAP	Yes
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China	No	RMI		No
Gold	Guangdong Jinding Gold Limited	CID002312	China	No	RMI		No
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China	No	RMI		No
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China	No	RMI		No
Gold	Heimerle + Meule GmbH	CID000694	Germany	No	RMI	LBMA, RMAP	Yes
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	China	No	RMI	LBMA, RJC, RMAP	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	No	RMI	LBMA, RMAP	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China	No	RMI		No
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	China	No	RMI		No
Gold	HwaSeong CJ CO., LTD.	CID000778	Korea, Republic of	No	RMI		No
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	No	RMI	LBMA, RMAP	Yes
Gold	International Precious Metal Refiners	CID002562	United Arab Emirates	No	RMI		No
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	No	RMI	LBMA, RMAP	Yes
Gold	Istanbul Gold Refinery	CID000814	Turkey	No	RMI	LBMA, RMAP	Yes
Gold	Italpreziosi	CID002765	Italy	No	RMI	RJC, RMAP	Yes
Gold	JALAN & Company	CID002893	India	No	RMI		No
Gold	Japan Mint	CID000823	Japan	No	RMI	LBMA, RMAP	Yes
Gold	Jiangxi Copper Co., Ltd.	CID000855	China	Yes	RMI	LBMA, RMAP	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation	No	RMI		No
Gold	JSC Uralelectromed	CID000929	Russian Federation	No	RMI	LBMA, RMAP	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	No	RMI	LBMA, RMAP	Yes
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates	No	RMI		No
Gold	Kazakhmys Smelting LLC	CID000956	Kazakhstan	No	RMI		No
Gold	Kazzinc	CID000957	Kazakhstan	No	RMI	LBMA, RMAP	Yes
Gold	Kennecott Utah Copper LLC	CID000969	United States	No	RMI	LBMA, RMAP	Yes
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Poland	No	RMI	RMAP	Yes
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	No	RMI	RMAP	Yes
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	No	RMI	RMAP	Yes
Gold	Kundan Care Products Ltd.	CID003463	India	No	RMI		No
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan	No	RMI	LBMA, RMAP	Yes
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Russian Federation	No	RMI		No
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia	No	RMI		No
Gold	Lingbao Gold Co., Ltd.	CID001056	China	No	RMI		No
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	China	No	RMI		No
Gold	L'Orfebre S.A.	CID002762	Andorra	No	RMI	RMAP	Yes
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	No	RMI	LBMA, RMAP	Yes
Gold	LT Metal Ltd.	CID000689	Korea, Republic of	No	RMI	RMAP	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China	No	RMI		No
Gold	Marsam Metals	CID002606	Brazil	No	RMI	RMAP	Yes
Gold	Materion	CID001113	United States	No	RMI	RMAP	Yes
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	No	RMI	LBMA, RMAP	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	No	RMI	LBMA, RJC, RMAP	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	No	RMI	LBMA, RJC, RMAP	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	China	No	RMI	RJC, RMAP	Yes
Gold	Metalor Technologies S.A.	CID001153	Switzerland	No	RMI	LBMA, RJC, RMAP	Yes
Gold	Metalor USA Refining Corporation	CID001157	United States	No	RMI	LBMA, RJC, RMAP	Yes
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Mexico	No	RMI	LBMA, RMAP	Yes
Gold	Mitsubishi Materials Corporation	CID001188	Japan	Yes	RMI	LBMA, RMAP	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	No	RMI	LBMA, RMAP	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	No	RMI	LBMA, RMAP	Yes

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Material Country of Origin from, or SOR located in, Covered Countries	Verification Status	Conflict-Free Certifications	Certified Smelter
Gold	Modeltech Sdn Bhd	CID002857	Malaysia	No	RMI		No
Gold	Morris and Watson	CID002282	New Zealand	No	RMI		No
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation	No	RMI	LBMA, RMAP	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Turkey	No	RMI	LBMA, RMAP	Yes
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	No	RMI		No
Gold	NH Recytech Company	CID003189	Korea, Republic of	No	RMI		No
Gold	Nihon Material Co., Ltd.	CID001259	Japan	Yes	RMI	LBMA, RMAP	Yes
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	No	RMI	RJC, RMAP	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	No	RMI	RMAP	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation	No	RMI	LBMA, RMAP	Yes
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation	No	RMI	LBMA, RMAP	Yes
Gold	PAMP S.A.	CID001352	Switzerland	No	RMI	LBMA, RMAP	Yes
Gold	Pease & Curren	CID002872	United States	No	RMI		No
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	China	No	RMI		No
Gold	Planta Recuperadora de Metales SpA	CID002919	Chile	No	RMI	RMAP	Yes
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation	Yes	RMI	LBMA, RMAP	Yes
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	No	RMI	LBMA, RMAP	Yes
Gold	PX Precinox S.A.	CID001498	Switzerland	No	RMI	LBMA, RMAP	Yes
Gold	QG Refining, LLC	CID003324	United States	No	RMI		No
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	Yes	RMI	LBMA, RMAP	Yes
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	China	No	RMI		No
Gold	REMONDIS PMR B.V.	CID002582	Netherlands	No	RMI	RMAP	Yes
Gold	Royal Canadian Mint	CID001534	Canada	No	RMI	LBMA, RMAP	Yes
Gold	SAAMP	CID002761	France	No	RMI	RJC, RMAP	Yes
Gold	Sabin Metal Corp.	CID001546	United States	No	RMI		No
Gold	Safimet S.p.A	CID002973	Italy	No	RMI	RMAP	Yes
Gold	SAFINA A.S.	CID002290	Czech Republic	No	RMI	RMAP - Active	No
Gold	Sai Refinery	CID002853	India	No	RMI		No
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	Yes	RMI	RMAP	Yes
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of	No	RMI		No
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany	No	RMI	RMAP	Yes
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Spain	No	RMI	LBMA, RMAP	Yes
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	China	No	RMI		No
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China	No	RMI		No
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	No	RMI	LBMA, RMAP	Yes
Gold	Shirpur Gold Refinery Ltd.	CID002588	India	No	RMI		No
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	No	RMI	LBMA, RMAP	Yes
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan	No	RMI	RMAP	Yes
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation	No	RMI	LBMA, RMAP	Yes
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	No	RMI	LBMA, RMAP	Yes
Gold	Sovereign Metals	CID003383	India	No	RMI		No
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Lithuania	No	RMI		No
Gold	Sudan Gold Refinery	CID002567	Sudan	No	RMI		No
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	No	RMI	LBMA, RMAP	Yes
Gold	SungEel HiMetal Co., Ltd.	CID002918	Korea, Republic of	No	RMI	RMAP	Yes
Gold	T.C.A S.p.A	CID002580	Italy	No	RMI	LBMA, RMAP	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	No	RMI	LBMA, RMAP	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China	No	RMI	LBMA, RMAP	Yes
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	No	RMI	LBMA, RMAP	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	China	No	RMI		No
Gold	Tony Goetz NV	CID002587	Belgium	No	RMI		No

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Material Country of Origin from, or SOR located in, Covered Countries	Verification Status	Conflict-Free Certifications	Certified Smelter
Gold	TOO Tau-Ken-Altyn	CID002615	Kazakhstan	No	RMI	RMAP	Yes
Gold	Torecom	CID001955	Korea, Republic of	No	RMI	RMAP	Yes
Gold	Umicore Brasil Ltda.	CID001977	Brazil	No	RMI	LBMA, RMAP	Yes
Gold	Umicore Precious Metals Thailand	CID002314	Thailand	No	RMI	RJC, RMAP	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Belgium	No	RMI	LBMA, RMAP	Yes
Gold	United Precious Metal Refining, Inc.	CID001993	United States	No	RMI	RMAP	Yes
Gold	Valcambi S.A.	CID002003	Switzerland	No	RMI	LBMA, RJC, RMAP	Yes
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Australia	No	RMI	LBMA, RMAP	Yes
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	No	RMI	RMAP	Yes
Gold	Yamakin Co., Ltd.	CID002100	Japan	No	RMI	RMAP	Yes
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	No	RMI	RMAP	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	China	No	RMI		No
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	No	RMI	LBMA, RMAP	Yes
Tantalum	Asaka Riken Co., Ltd.	CID000092	Japan	No	RMI	RMAP	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	Yes	RMI	RMAP	Yes
Tantalum	CP Metals Inc.	CID003402	United States	No	RMI	RMAP - Active	No
Tantalum	D Block Metals, LLC	CID002504	United States	No	RMI	RMAP	Yes
Tantalum	Exotech Inc.	CID000456	United States	No	RMI	RMAP	Yes
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	Yes	RMI	RMAP	Yes
Tantalum	FIR Metals & Resource Ltd.	CID002505	China	No	RMI	RMAP	Yes
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	Yes	RMI	RMAP	Yes
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	Yes	RMI	RMAP	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China	Yes	RMI	RMAP	Yes
Tantalum	H.C. Starck Co., Ltd.	CID002544	Thailand	Yes	RMI	RMAP	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany	Yes	RMI	RMAP	Yes
Tantalum	H.C. Starck Inc.	CID002548	United States	Yes	RMI	RMAP	Yes
Tantalum	H.C. Starck Ltd.	CID002549	Japan	Yes	RMI	RMAP	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Germany	Yes	RMI	RMAP	Yes
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Germany	Yes	RMI	RMAP	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	No	RMI	RMAP	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	No	RMI	RMAP	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	No	RMI	RMAP	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	Yes	RMI	RMAP	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	China	Yes	RMI	RMAP	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	Yes	RMI	RMAP	Yes
Tantalum	KEMET Blue Metals	CID002539	Mexico	Yes	RMI	RMAP	Yes
Tantalum	LSM Brasil S.A.	CID001076	Brazil	Yes	RMI	RMAP	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	No	RMI	RMAP	Yes
Tantalum	Mineracao Taboca S.A.	CID001175	Brazil	No	RMI	RMAP	Yes
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	No	RMI	RMAP	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	Yes	RMI	RMAP	Yes
Tantalum	NPM Silmet AS	CID001200	Estonia	No	RMI	RMAP	Yes
Tantalum	PRG Dooel	CID002847	Macedonia, The Former Yugoslav Republic Of	No	RMI	RMAP	Yes
Tantalum	QuantumClean	CID001508	United States	No	RMI	RMAP	Yes
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Brazil	No	RMI	RMAP	Yes
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	No	RMI	RMAP	Yes
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	Yes	RMI	RMAP	Yes
Tantalum	Telex Metals	CID001891	United States	No	RMI	RMAP	Yes
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	Yes	RMI	RMAP	Yes
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	No	RMI	RMAP	Yes
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	China	No	RMI	RMAP	Yes
Tin	Alpha	CID000292	United States	No	RMI	RMAP	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam	No	RMI		No

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Material Country of Origin from, or SOR located in, Covered Countries	Verification Status	Conflict-Free Certifications	Certified Smelter
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	China	No	RMI	RMAP	Yes
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	China	No	RMI	RMAP	Yes
Tin	China Tin Group Co., Ltd.	CID001070	China	No	RMI	RMAP	Yes
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	China	No	RMI		No
Tin	Dowa	CID000402	Japan	No	RMI	RMAP	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam	No	RMI		No
Tin	EM Vinto	CID000438	Bolivia	Yes	RMI	RMAP	Yes
Tin	Estanho de Rondonia S.A.	CID000448	Brazil	No	RMI		No
Tin	Fenix Metals	CID000468	Poland	No	RMI	RMAP	Yes
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	China	No	RMI		No
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China	No	RMI	RMAP	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	No	RMI	RMAP	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China	No	RMI	RMAP	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China	No	RMI	RMAP	Yes
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	China	No	RMI	RMAP	Yes
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	China	No	RMI	RMAP	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China	No	RMI	RMAP	Yes
Tin	Huichang Jinshunda Tin Co., Ltd.	CID000760	China	No	RMI	RMAP	Yes
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	China	No	RMI	RMAP	Yes
Tin	Luna Smelter, Ltd.	CID003387	Rwanda	Yes	RMI	RMAP	Yes
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	China	No	RMI	RMAP	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	Yes	RMI	RMAP	Yes
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	Yes	RMI	RMAP	Yes
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil	No	RMI	RMAP	Yes
Tin	Metallic Resources, Inc.	CID001142	United States	No	RMI	RMAP	Yes
Tin	Metallo Belgium N.V.	CID002773	Belgium	Yes	RMI	RMAP	Yes
Tin	Metallo Spain S.L.U.	CID002774	Spain	No	RMI	RMAP	Yes
Tin	Mineracao Taboca S.A.	CID001173	Brazil	No	RMI	RMAP	Yes
Tin	Minsur	CID001182	Peru	No	RMI	RMAP	Yes
Tin	Mitsubishi Materials Corporation	CID001191	Japan	No	RMI	RMAP	Yes
Tin	Modeltech Sdn Bhd	CID002858	Malaysia	No	RMI		No
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam	No	RMI		No
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	No	RMI	RMAP	Yes
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	No	RMI	RMAP	Yes
Tin	Operaciones Metalurgicas S.A.	CID001337	Bolivia	Yes	RMI	RMAP	Yes
Tin	Pongpipat Company Limited	CID003208	Myanmar	No	Source Intelligence		No
Tin	Precious Minerals and Smelting Limited	CID003409	India	No	RMI	RMAP - Active	No
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	No	RMI	RMAP	Yes
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	No	RMI	RMAP	Yes
Tin	PT Menara Cipta Mulia	CID002835	Indonesia	No	RMI	RMAP	Yes
Tin	PT Mitra Stania Prima	CID001453	Indonesia	No	RMI	RMAP	Yes
Tin	PT Refined Bangka Tin	CID001460	Indonesia	No	RMI	RMAP	Yes
Tin	PT Timah Tbk Kundur	CID001477	Indonesia	No	RMI	RMAP	Yes
Tin	PT Timah Tbk Mentok	CID001482	Indonesia	No	RMI	RMAP	Yes
Tin	Resind Industria e Comercio Ltda.	CID002706	Brazil	No	RMI	RMAP	Yes
Tin	Rui Da Hung	CID001539	Taiwan	No	RMI	RMAP	Yes
Tin	Soft Metais Ltda.	CID001758	Brazil	No	RMI	RMAP	Yes
Tin	Super Ligas	CID002756	Brazil	No	RMI		No
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Viet Nam	No	RMI	RMAP	Yes
Tin	Thaisarco	CID001898	Thailand	Yes	RMI	RMAP	Yes
Tin	Tin Technology & Refining	CID003325	United States	No	RMI	RMAP	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam	No	RMI		No
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Brazil	No	RMI	RMAP	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	China	No	RMI	RMAP	Yes

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Material Country of Origin from, or SOR located in, Covered Countries	Verification Status	Conflict-Free Certifications	Certified Smelter
Tin	Yunnan Tin Company Limited	CID002180	China	No	RMI	RMAP	Yes
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	China	No	RMI	RMAP	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004	Japan	Yes	RMI	RMAP	Yes
Tungsten	ACL Metais Eireli	CID002833	Brazil	No	RMI	RMAP	Yes
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Brazil	No	RMI	RMAP - Active	No
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	Yes	RMI	RMAP	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	No	RMI	RMAP	Yes
Tungsten	China Molybdenum Co., Ltd.	CID002641	China	No	RMI		No
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	Yes	RMI	RMAP	Yes
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	China	No	RMI		No
Tungsten	CP Metals Inc.	CID003448	United States	No	RMI	RMAP - Active	No
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	China	No	RMI	RMAP	Yes
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	China	No	RMI	RMAP	Yes
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	China	No	RMI	RMAP	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	Yes	RMI	RMAP	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	Yes	RMI	RMAP	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	No	RMI	RMAP	Yes
Tungsten	GEM Co., Ltd.	CID003417	China	No	RMI		No
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	No	RMI	RMAP	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	No	RMI	RMAP	Yes
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Germany	No	RMI	RMAP	Yes
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	Yes	RMI	RMAP	Yes
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	No	RMI	RMAP	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	China	No	RMI	RMAP	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	No	RMI	RMAP	Yes
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	China	No	RMI	RMAP	Yes
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	Yes	RMI	RMAP	Yes
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	No	RMI	RMAP	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	No	RMI	RMAP	Yes
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	No	RMI	RMAP	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China	No	RMI		No
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	No	RMI	RMAP	Yes
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CID002647	China	No	RMI	RMAP - Active	No
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	Yes	RMI	RMAP	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	No	RMI	RMAP	Yes
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Russian Federation	No	RMI	RMAP - Active	No
Tungsten	Kennametal Fallon	CID000966	United States	No	RMI	RMAP	Yes
Tungsten	Kennametal Huntsville	CID000105	United States	No	RMI	RMAP	Yes
Tungsten	KGETS CO., LTD.	CID003388	Korea, Republic of	No	RMI	RMAP	Yes
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Taiwan	No	RMI	RMAP	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	No	RMI	RMAP	Yes
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	Viet Nam	No	RMI	RMAP	Yes
Tungsten	Moliren Ltd.	CID002845	Russian Federation	No	RMI	RMAP	Yes
Tungsten	Niagara Refining LLC	CID002589	United States	No	RMI	RMAP	Yes
Tungsten	NPP Tyazhmetprom LLC	CID003416	Russian Federation	No	RMI		No
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	No	RMI	RMAP	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Viet Nam	No	RMI	RMAP	Yes
Tungsten	Unecha Refractory Metals Plant	CID002724	Russian Federation	No	RMI	RMAP	Yes
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Austria	No	RMI	RMAP	Yes
Tungsten	Woltech Korea Co., Ltd.	CID002843	Korea, Republic of	No	RMI	RMAP	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	Yes	RMI	RMAP	Yes

Metal	Official Smelter Name	RMI Smelter ID	Smelter Country	Material Country of Origin from, or SOR located in, Covered Countries	Verification Status	Conflict-Free Certifications	Certified Smelter
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	Yes	RMI	RMAP	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China	No	RMI	RMAP	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	China	No	RMI	RMAP	Yes

Complete Material Country of Origin List
Angola	Hong Kong	Peru
Argentina	Hungary	Philippines
Armenia	India	Poland
Australia	Indonesia	Portugal
Austria	Ireland	Recycle/Scrap
Belarus	Israel	Russian Federation
Belgium	Italy	Rwanda
Bermuda	Ivory Coast	Saudi Arabia
Bolivia	Japan	Sierra Leone
Brazil	Jersey	Singapore
Burundi	Kazakhstan	Slovakia
Cambodia	Kenya	South Africa
Canada	Korea, Republic of	South Sudan
Central African Republic	Kyrgyzstan	Spain
Chile	Laos	Suriname
China	Luxembourg	Sweden
Colombia	Madagascar	Switzerland
Congo (Brazzaville)	Malaysia	Taiwan
Czech Republic	Mali	Tajikistan
Djibouti	Mexico	Tanzania
DRC- Congo (Kinshasa)	Mongolia	Thailand
Ecuador	Morocco	Turkey
Egypt	Mozambique	Uganda
Estonia	Myanmar	United Arab Emirates
Ethiopia	Namibia	United Kingdom
Finland	Netherlands	United States
France	New Zealand	Uzbekistan
Germany	Niger	Viet Nam
Ghana	Nigeria	Zambia
Guinea	No known country of origin	Zimbabwe
Guyana	Papua New Guinea